UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2015
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On August 27, 2015, AMERCO (the “Company”) held its 2015 Annual Meeting of Stockholders. At such meeting our stockholders voted upon and approved: (i) the election of Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and Samuel J. Shoen as directors of the Company, to serve until the 2016 Annual Meeting of Stockholders of the Company (“Proposal 1”); (ii) an advisory vote on the approval of compensation paid to the Company’s named executive officers (“Proposal 2”); (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2016 (“Proposal 3”), (iv) a proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board of Directors (the “Board”) and executive officers of the Company, with respect to AMERCO and its subsidiaries, for the time frame of April 1, 2014 and March 31, 2015 (“Proposal 4”), (v) an advisory proposal received from a Company stockholder proponent to recommend the Board and management act expeditiously to effectuate an IPO and subsequent REIT conversion of the real estate and self-storage businesses and (vi) an advisory proposal received from a Company stockholder proponent for the Board and management to declare and issue a dividend of seven shares of nonvoting common stock for each common share held to all AMERCO shareholders.

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the 2015 Annual Meeting of Stockholders of AMERCO.

	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-votes
Proposal 1
Edward J. Shoen	15,065,288	-	1,999,330	-	533,428
James E. Acridge	16,806,737	-	257,881	-	533,428
Charles J. Bayer	16,995,975	-	68,643	-	533,428
John P. Brogan	16,996,199	-	68,419	-	533,428
John M. Dodds	16,781,241	-	283,377	-	533,428
Michael L. Gallagher	16,710,411	-	354,207	-	533,428
Daniel R. Mullen	16,812,057	-	252,561	-	533,428
Samuel J. Shoen	15,079,677	-	1,984,941	-	533,428

Proposal 2	16,983,476	41,028	-	40,114	533,428

Proposal 3	17,557,971	17,971	-	22,104	-

Proposal 4	13,710,211	3,312,411	-	41,996	533,428

Proposal 5	398,363	16,484,761	-	181,494	533,428

Proposal 6	12,648,546	4,042,959	-	260,737	645,763

Item 8.01   Other Items

On August 31, 2015, the Company announced that its Board declared a special cash dividend on its Common Stock of $3.00 per share payable to all shareholders of record of the Company’s Common Stock as of close of business on September 16, 2015. The payment date for the special cash dividend will be October 2, 2015.

The Company’s press release regarding the special cash dividend is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated August 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2015

AMERCO

/s/ Jason A. Berg

Jason A. Berg,

Principal Financial Officer and

Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 31, 2015.